FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This First Amendment (the "Amendment") between Photomatrix, Inc., a California corporation ("Photomatrix"), and Suren G. Dutia ("Mr. Dutia") is effective as of June 5, 1998, with reference to the following facts:

     A. Photomatrix was formerly known as Xscribe Corporation, a California corporation;

         B. Photomatrix and Mr. Dutia are parties to that certain Executive Employment Agreement dated December 20, 1988 (the "Agreement"); and

         C. Photomatrix and Mr. Dutia wish to amend and modify the Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

     1. Modification to Executive Employment Agreement: The Agreement is hereby amended and modified as follows:

               1.1. Paragraph 1. of the Agreement shall be deleted in its entirety and replaced with the following:

               "1. Position and Duties. Mr. Dutia shall be appointed the President of Photomatrix and a member of its Board of Directors. During the Term, Mr. Dutia shall have such responsibilities, duties and authority as are reasonably accorded to and expected of a president and as may from time to time be prescribed by or pursuant to the Company's Bylaws."

                  1.2. The Term of the Agreement shall be extended until July 31, 1999.

               1.3. The following sentence shall be added to the end of Section 4.b. of the Agreement:

               A termination of employment without cause under this Agreement shall not constitute a termination of employment for purposes of any stock option plan or stock option agreement in which Mr. Dutia is a participant or to which he is a party; and, therefore, a termination of employment without cause under this Agreement shall not affect in any way the vesting or exercisability of any options which have been granted to Mr. Dutia, except that, upon a termination of employment without cause, any options granted to Mr. Dutia which have not vested shall immediately vest and become fully exercisable and all of

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               Mr. Dutia's  options shall remain  exercisable  until ninety days following the expiration of the stated term of this Agreement.


         2. Other Provisions Unmodified. Except as expressly modified hereby, the rights, obligations and terms of the Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the Amendment and the Agreement, the Amendment shall be controlling.

         3. Counterparts. This Amendment may be executed in several counterparts, and all so executed shall constitute an agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.


         IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.


PHOTOMATRIX, INC., a California
corporation


By:
     Its:

Suren G. Dutia






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